UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2016

Earth Science Tech, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-55000	45-4267181
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

C1702 Costa Del Sol, Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 757-5591

(Registrant's Telephone Number, Including Area Code)

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2016, Joseph Pavlik was terminated from his position as Chief Executive Officer and Director of Earth Science Tech, Inc. (the "Company"). Mr. Pavlik was terminated because he refused to rescind certain matters related to a corporate opportunity that he entered into with a competitor on January 13, 2016 and that corporate opportunity created a conflict of interest with the Company.

On January 21, 2016, Matthew Cohen was appointed interim Chief Executive Officer of the Company and was appointed to the board of directors. Mr. Cohen is currently acting as interim Chief Financial Officer as well and has previously acted as Chief Executive Officer of the Company. Mr. Cohen's biography is as follows:

MATTHEW J. COHEN,

Interim Chief Executive Officer, Interim Chief Financial Officer, Director

Mr. Cohen was appointed as an officer March 24, 2009 of Latitude Solutions, Inc. and to the board on April 30, 2010. He resigned July 3, 2012 from Latitude Solutions, Inc. Mr. Cohen formerly served as Chief Financial Officer of Cavit Sciences from July 2008 to June 2009; a publicly traded company, and has also been the Chief Executive Officer and Chief Financial Officer of Genio Group, Inc., from July 2004 to June 2006, a public company, as well as a member of its board of directors. Prior to these engagements, Mr. Cohen served as the Chief Financial Officer for several companies across a variety of industries including Sea Aerosupport, Inc. from June 2004 to July 2006, and Life Imaging Corporation from September 2002 to December 2003 a provider of diagnostic services and Interactive Technologies.com, Ltd., a publicly traded benefit and services company, where he continues today as a member of its board of directors. Mr. Cohen has a B.B.A. degree in Accounting from New Paltz State University, New York earned in 1980. Mr. Cohen was CFO for Kerr Utility, Inc. from 2013 to early 2015. Mr. Cohen was appointed CFO of Earth Science Tech, Inc. on February 15, 2015 and previously served as acting CEO and Director from May 10, 2015 until November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Science Tech, Inc.

By:/s/ Matthew Cohen

____________________________________

Matthew Cohen

Title: Interim CEO

Date: January 29, 2016